SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                 August 9, 2000

                      Temple Summit Financial Projects, Inc

             (Exact name of registrant as specified in its charter)

            NEVADA                     000-30553                            88-0325524
(State or Other Jurisdiction of       (File Number)                (I.R.S. Employer Incorporation
        or Organization)                                                Identification No.)

       Room 510, DSP Building,17 Zhongguancun Road, Beijing, China, 100080
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (0118610)62547647

                      Temple Summit Financial Projects, Inc

             223 East FM 1382, Suite 12720, Cedar Hill, Texas 75104

          (Former name or former address, if changed since last report)



Item 1. Changes in Control of Registrant.

         Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Beijing Wintech Science and Technology Corporation became the wholly owned subsidiary of Temple Summit Financial Projects, Inc. for reporting purposes under the Securities Exchange Act of 1934 (the "Act") and elects to report under the Act effective July 25, 2000.

         On July 25, 2000, the Company entered into an Agreement and Plan of Reorganization with Beijing Wintech Science and Technology Corp. (Beijing Winting Keji Youxian Gongsi), a Chinese corporation (hereafter "WINTECH"), under the terms of which WINTECH will gain control of the Company.

         Pursuant to the Agreement and Plan of Reorganization, the Company acquired 100% of the issued and outstanding shares of WINTECH in exchange for 12,000,000 shares of the Company's authorized, but unissued, common stock. As described in more detail in Item 2 herein, WINTECH is engaged in the business of developing, producing and marketing of Digital Signal Processing (DSP) products. The business of WINTECH will become the business of the Company.

         The Agreement and Plan of Reorganization provides that the 12,000,000 shares issued as part of this transaction will be delivered to WINTECH at a closing. At this point, the closing has taken place and control of the Company has been effectively transferred to WINTECH.

         WINTECH's   shareholders   have   delivered  100%  of  the  issued  and
outstanding shares of WINTECH to the Company at the Closing.

         At the Closing, the Company delivered a signed consent or minutes of its Board of Directors and a Majority Consent of its shareholders, approving and authorizing the Agreement and Plan of Reorganization. WINTECH also delivered a signed consent of minutes of its Board of Directors approving and authorizing the Agreement and Plan of Reorganization at the Closing.

         Under the terms of the Agreement and Plan of Reorganization, at the Closing the Company's Board of Directors elected five new directors, as named by the shareholders of WINTECH, to act as the officers and directors of the Company. The Company's current sole director resigned at the Closing.

A unanimous vote of the Board of Directors approved the following items:

(1) To change the name of the corporation to Biejing Wintech Science and Development Technology Corporation as soon as practicable.
(2)  To change the auditors for the company to Delloite and Touche.
(3) To change the trading symbol to reflect the new corporate name as soon as praticable.

Item 2. Acquisition or Disposition of Assets.

         The following is a description of the business of the corporation acquired pursuant to the Agreement and Plan of Reorganization described in Item 1 above.

Business Description

Background Information

     DSP is the abbreviation of Digital Signal Processing. DSP is the core technology in the digital age. Its role is equivalent to the role of the CPU technology in PC era. DSP technology will be widely used in the fields of networking, telecommunication, artificial intelligence and digital appliances, etc. The average annual growth rate of the Chinese DSP market has been 30%. According to the projection of Dataquest, a market research company, the global DSP market will reach $50 billion in the year 2007. DSP technology consists of DSP IC (Integrated Circuit), DSP Solution, DSP Service, and DSP Tools. Wintech develops DSP Solution, DSP Service, and related DSP tools on DSP IC. According to the company's analysis on the percentage of DSP IC in the end products such as cellular phones and Modems, DSP IC constitutes 40% of the DSP market, while DSP solutions, DSP Services, and DSP Tools constitutes 60% of that market.

     According to the company's analysis, Chinese DSP market has enormous potential. The total market capacity of the DSP Solutions, DSP Services, and DSP Tools is over 25 billion Yuan. Because of the rapid development of the Chinese market, the annual growth rate of the DSP market will exceed 100% in next three years.

   The founders of Wintech have more than ten years of experience in the DSP and Telecommunication fields. They are experienced in technology development, marketing, and management. In particular, they have profound understanding of DSP related business and technology. Mr. Yonghong Dong, one of the major founders, is graduated from the School of Electronic Engineering, Peking University. He worked for Beijing Communication Technology Research Institute,
researching DSP and developing DSP products. During that period, he was in charge of the DSP design in a major national communication system. He was highly appraised for his exceptional performance. Under Mr. Dong's leadership, Wintech has formed a team of DSP experts, and a team of business and marketing managers. Wintech's development team includes 4 senior ranking engineers and 16 mid-ranking engineers. (These are prestigious ranking awarded by government institutions, not by individual companies.) It's consultant team includes senior professors specialized in DSP area from Tsinghua University and Beijing (Peking) University. It is the management's firm believe that Wintech will become the largest DSP enterprise in China.

Company Business

Wintech's business focuses mainly on the following three areas: DSP Solution, DSP Service, and DSP Tools.

DSP Solution

     The  company   emphasize   on   developing   DSP   solutions   in  network,
telecommunication and general purpose Platforms.

Network

     The company is developing ADSL solutions. ADSL is a technology that uses surplus frequency on existing copper telephone lines to provide high speed data transfer between phone company and its users without affecting normal telephone communication. ADSL can reach a maximum speed of 8 Mbps on traditional telephone lines. In consideration of the actual variation of the channel qualities and costs, ITU (International Telecommunication Union) has established the G.Lite standard. The standard specifies that the ADSL down-load speed is 1.5 Mbps and the up-load speed is 384 Kbps. ADSL products are classified into user-products and server-products. The company will be focusing on the user-product first. It will turn its attention to server-products once the user products are well developed.

     Unlike other ADSL manufactures which use specialized ADSL chip set provided by semiconductor manufacturers, Wintech develops its ADSL solution on general purpose DSP ICs. Wintech's strategy is based on following considerations:

A. Because of the rapid development of the network technology, sooner or later, the current ITU G.Lite standard will be changed. Products that developed on the general purpose DSP chips can be easily upgraded by changing the algorithm in the chip.

B. ADSL is a wide-band Internet connection product. By using general purpose DSP chips, ADSL and other audio, video signal processing algorithms can be stored in the same DSP chip to integrate IP Phone and VOD (Video On Demand) with ADSL without increasing cost. This approach should greatly enhance the competitive advantage of the Wintech products.

     ADSL has enormous market potential in next few years. Widely used modems today will soon be replaced by ADSL. Moreover, since the bandwidth of ADSL connection is much larger than today's modem connection, many value-added applications can be developed on ADSL. It's potential applications are only limited by human imagination.

Telecommunication

     Wintech develops two DSP based solutions: IP Phone and Software Radio.

(1)      IP Phone

       IP Phone is the technology that transfers compressed sound data over the IP Network in real time. IP Network includes both the LAN (Local Area Network) within a company and the widely used Internet. IP Phone products can be classified into three levels: Home, Office, and Telecommunication. Wintech positions its IP Phone products for office applications. In today's business information infrastructure, there are two independent systems. One is the group telephone network, and the other is the Local Area Network within the company. Traditionally, two separate network wiring systems are installed. Such installation not only brings high cost, but also is a source for causing chaos in the company's internal communication system. Wintech's objective is to use IP Phone technology to combine the two office networks, establish a unified call center and information system within the company. To achieve this objective, the company is developing the following two products:

     A. IP LAN Phone. Using the network cable originally connected to a PC as the input end. One output jack connects to the PC's network card, another output jack connects to a standard telephone, and a third standard V.35 port will be reserved to support N* 64 K data transfer. This port can be used to send IP Video.

     B. IP LAN Gateway. IP LAN Gateway is a gateway between the LAN inside a company and the telephone networks outside of the company. It supports 4-8 incoming telephone lines. It is connected to the company's network HUB through a RJ-45 jack.

    With an IP LAN Gateway and any number of IP LAN Phones, the two traditional networks within a company can be combined effectively. The internal phone calls run through the company LAN. Calls to outside run through the IP LAN Gateway. If the company's LAN is connected to the Internet, then Internet IP Phone calls can be made from any IP LAN Phone.

     Since the installation of IP LAN Phone and IP LAN Gateway effectively combines the voice flow and the data flow, the combined information flow in the LAN can be saved, transmitted and edited, which makes it easier for the company to manage its business activities and increase the efficiency. In fact, this system integrates all the functions of a CTI (Computer Telephony Integration) system. A Web based call center can be easily established on this system.

(2)  Software Radio

     Software Radio is a programmable wireless communication signal processing hardware platform. Using Software Radio technology, different communication algorithms and protocols can be implemented on the same hardware platform. There are two types of wireless communication equipment: mobile equipment (such as cell phone) and stationary equipment (such as base station). Wintech is focused on providing programmable hardware platforms for the stationary equipment.

     Wintech's software radio hardware platform has the following features:

a)   The modular has a extremely high computation speed-10000MIPS.
b). Using matrix DSP and pipeline technology so the modular has very high data transfer speed.
c). The modular contains high capacity high-speed memory whose maximum capacity is 128 Mb.
d).  The modular adapts Compact PCI bus architecture. It can support hot swap.
e).  The modular contains 4 build-in DDC (Digital Down Converter) .
f).  The modular has multi T1/E1 port.
g). The modular supports different communication systems such as GSM, CDMA, WLL and IMT2000.
DSP General Purpose Platform

     The General Purpose Platforms developed by Wintech include general hardware platform and general purpose algorithms.

(1) General Hardware Platform

     General hardware platform is designed mainly for electronic engineers. It provides high speed hardware module for DSP system integration projects;
provides hardware platform for DSP software engineers; and provides real time testing environment for DSP algorithm developers. Wintech also provides DSP OEM modular for relevant enterprises. According to industries, Wintech's DSP general purpose platforms can be classified into the following categories:

     For telecommunication applications, Wintech developed high-speed communication signal processing PCI card. This card is a high-end multi-channel communication platform. The card is equipped with a convenient software programming port which makes the secondary development on the card easier.

The main features of the card are listed below:

A.   The onboard 200M Hz TMS 320C6201 DSP Chip has a maximum speed of 1600 MIPS;
B.   The PCI bus supports master/slave model;
C.   An onboard 512 Kb, 133 MHz SBSRAM;
D.   32 Mb, 100 MHz SDRAM;
E.   All DSP Memory can be accessed through PCI bus;
F.   Enhanced MVIP-90 communication bus;
G.   384*384 channel exchange capability;
H.   T1/E1 port;
I.   Supports u law and A law coding;
J.   Supports PCI plug & play.

    This card is especially useful for DSP engineers to evaluate communication algorithms and for CTI application development.

    For the image processing applications, Wintech developed a high-speed real time DSP hardware platform. Testing and evaluation for real time image processing algorithms can be performed on this board. The features of the board are listed as following:

     A. Real time acquisition of NTSL/PAL video signal;
     B. PCI port which supports master/slave model;
     C. Onboard 166M TMS320C6701 Chip with the maximum speed of 10GFLOPS
     D. Onboard 1 Mb SBSRAM;
     E. 32 Mb of 100 MHz SDRAM;
     F. All DSP Memory can be accessed through PCI bus;
     G. Standard T1/E1 port;
     H. Supports NTSL/PAL video output.

     This board is especially useful for DSP engineers to do VCD, DVD Real time Compression. It can also be used as hardware model for video conference. In addition, it supports MPEG-1. MPEG-2. MPEG-4, H.320, wavelet conversion and other image processing algorithms.

     For the data acquisition applications, Wintech developed high-precision, multi-channel, Synchronous Intelligent Data Acquiring Processing System. This board is a PCI based intelligent 16 bit Collecting Processing System. It has multiple secondary programming interface. The features are:

     A.  Four-Channel Synchronous Sampling. Four internal Sample/hold;
     B.  Maximum  200 KHZ sampling frequency;
     C.  Sampling precision of 16 bit;
     D.  Equipped with TMS320C31 Floating DSP Chip;
     E.   Equipped with 128 K*32 bit high-speed SRAM;
     F.   Equipped with 4 K*32 bit high-speed dual port SRAM;
     G.  PCI Port which support master/slave model;
     H.  Supports PCI plug & play.

     Such board is suitable for engineers to do value-added development in the fields of industrial monitoring and control, electronic instruments, vibration analysis, etc.

    Note that above are only three of the nearly 20 platforms developed by Wintech.

(2) General  Purpose Algorithm

                   Wintech has developed general purpose DSP algorithms based on TMS 320 series, including:

A. FFT: 8-4096 points,  supports complex and real  mode;

B. Digital Filter:
                  FIR Filter
                                   IIR Filter

                  Complex  FIR
                  Cascade IIR
                  Hilbert FIR
                  Lattice FIR

C.  Adaptive Filter:  Dime,  Nbims, and  Ndlme;

D. Mathematical Function Library: Sine, Atan, Atan2, addition, subtraction, multiplication, division, logarithm, square root, negative, maximum, minimum, random number, and floating point format converter.

     The above algorithms are programmed with DSP assembly language and are packed as functions. They can be called by C Language.

DSP Tools

    DSP Tools developed by Wintech are classified into two categories: DSP emulation development system and DSP Experiment development system.

DSP Emulation Development System.

     Wintech's DSP emulation development systems are divided into three categories according to customer needs: PCI port model, EPP port model, ISA slot model. Each category is further divided into sub-categories according to the chip used: TMS320C2XX, TMS320C3X, TMS320C5X, TMS320C54x, TMS320C6X.

     PCI Port Model: It is a high-speed plug & play device, and it is widely used. It also has a good compatibility.

EPP Port Model: It can be directly connected with printer port without opening the computer case. It is simple to install and can be connected with notebook computer to make onsite adjustment.

ISA Slot Model: It enables users to use one piece of hardware to develop on all the DSP chips from the TI (Taxes Instrument) without having to distinguish between fixed point and floating point chips. Once you own Wintech's TMS320 series development system, all you need is just to purchase a DSP Series software in order to develop the DSP chip in the corresponding series.

    The debug software that comes with the hardware emulation system supports C language source code debugging. Interrupt point can be easily set to track the variables. Because of the adoption of the JTAG technology, debugging software can transparently visit all the resources inside the DSP Chip.

DSP Experimental Development System

     Based on PCI port model DSP emulation system, DSP experiment development System is created by using virtual instrument method to add the functions of oscillograph, spectrum analyzer, and wave generator. The system is also equipped with a DSP learning and experimenting board. The system is mainly designed for college laboratory classes. But it can also provide a comprehensive DSP development platform for DSP engineers.

DSP Service and Electronic Engineering (EE) Web Sites

     On one hand, the company will continue to provide DSP books in Chinese; provide DSP engineer training; and help clients with DSP designing. On the other hand, the company will focus on the development of the Chinese DSP web site. The company's DSP sites will be extended to become the largest EE portal in China. The web sites are positioned to provide the following services:

     A. EE Information Searching Engine (EE Resource Center);
     B. EE News Service (EE Information Center);
     C. EE discussion groups and information exchange service (EE Club);
     D. E-Commerce service for electronics industry, including electronics parts, circuit board products, and electronics books (EE Super
    Market). The company expect to attract a large number of users to its web site through its EE Resource Center and EE Information Center which will ensure the success of the E-Commerce business.

Market Analysis

Market Environment

Overview of the DSP Market in China

     DSP, the core technology of the emerging digital age, has been widely used in many areas. According to the projection of Dataquest, a market research firm, the average annual growth rate of DSP will be 30% worldwide. In 1999, the global market was approximately $6.2 billion. It will reach $50 billion in 2007. Chinese DSP market is about 10% of the global market, which means the Chinese DSP market should reach $5 billion in 2007. Of the entire DSP industry, DSP IC accounts for 40% of the total market while DSP Solution, DSP Service and DSP Tools account for the rest of 60%. Based on this estimation, the market that Wintech is focused on, namely DSP Solution, DSP Service and DSP Tools, should reach $3 billion in 2007.

Factors affecting the development of DSP in China

     The potential Chinese DSP market is huge. But the following factors may affect its development:

A. Lack of DSP Service

     At present, DSP service is still an area yet to be established. Due to the lack of channels to share information, many engineers and researchers repeat research works that had been done elsewhere by others. That is a tremendous waste of time and money. Wintech hopes that its DSP Service and EE web sites will provide a way for engineers to share information so engineers can avoid duplicating each other's work and more effectively work on technology integration.

B.  Lack of  Funding

     At this early stage of development, Chinese DSP industry is formed by a group of private enterprises run by experts in this field. Their funding comes from their own self-accumulated capitals. It is almost impossible for them to get loans from state banks due to the current financial policy of the central government.

     Once China joins the WTO, foreign financial institutions will operate in China, The privately-run DSP enterprises could seek loans from the outside sources. This will pave the way for faster development for the entire DSP industry.

Domestic Purchase Power

     From customers' vantage point, any purchase of DSP Solution, DSP Service and DSP Tools is an investment, which will bring added value to their own services or products. As long as China's economics keeps growing, the purchasing power for Wintech's products should keep growing.

DSP Solution Market and Competitive Analysis

     In  the  DSP  solution   market,   Wintech's  main  focus  is  on  network,
telecommunication and general purpose platforms.

Network

A. Market Analysis

     In the network area, Wintech is focusing on developing DSP solutions for ADSL. ADSL is a new broad-band connection technology. ADSL can provide high speed data transfer on existing copper telephone lines without affecting the normal telephone communication. According to the latest ITU G. Lite standard, the down-load speed of ADSL is 1.5Mbps, and the up-load speed is 384kbps. ADSL products are classified into user-product and server-product.

    The market size of ADSL user products can be derived from the market size of 56K (V.90) modem. According to the statistics of CNNIC (China Internet Network Information Center), the number of Internet users in 1996 was 670,000. By the end of 1999, it was increased to 8 million. It is expected to reach 15 million at the end of 2000, and it will keep growing rapidly after 2000. Most Chinese Internet users (98%) rely on dial-up Internet connection, which requires a modem. Compare to traditional modem, ADSL is much faster in connection speed and its feature/price ratio is much higher. According to the Dataquest projection, by 2002, over half of the modems (56 K V.90) will be replaced by ADSL.

   At present, Chinese ADSL market is still at its early development stage. The market potential is huge. With Wintech's leading technology, once it gets enough funding, it will be able to capture large market share.

B. Competitive Analysis

     Since Chinese ADSL market is still at the research and development stage, there is no real sale of products, therefore, this analysis is only based on technology and funding.

    In user-end ADSL device,Wintech's major competitor is Legend. Legend's advantage is that it is a large company and it is the leader in Chinese PC industry. Its disadvantage is that it neglects technology innovation and, as a result, it does not have much of its own technology. To compete with Legend, Wintech can take the advantage of its lead in its technology by making the cost of its product 20% lower than that of Legend. In addition, Wintech will form alliance with several large PC makers in China to enhance its competitive edge in the market.

     Server-end ADSL device is a complicated communication system. Its production requires strong technology support and large investment. It is more likely that traditional PBX manufacturer will be involved. Among those, Julong is Wintech's main competitor. Julong has sufficient funding and marketing experience in large communication systems. However, Julong is a state-owned enterprise. It lacks efficient management and lacks employee loyalty. As one of the leading companies in DSP technology, the core technology of ADSL, Wintech has obvious advantage over Julong.

Telecommunication

     In this area, Wintech's emphasis is on DSP Solution for IP Phone and Software Radio.

 IP Phone

     According to different applications, IP Phone can be classified into three levels: Home level, Office level and Telecommunication level. Wintech is targeting the office level.

     Wintech's office IP Phone solution employs IP LAN Phone together with IP LAN Gateway. This solution is Wintech's invention.

     Since this solution must combine IP LAN Phone and IP LAN Gateway together to work as one system, IP LAN Phone and IP LAN Gateway will be viewed as one product in the following discussion.

A. Market analysis

     At the end of 1999, there are 15,000,000 computers existing in China. Approximately 9,000,000, or 60% of them, are used in offices or other commercial purposes. And about 3,600,000 out of the 9,000,000, or 40% of them, are connected with local networks. This is the current Chinese market capacity for IP LAN Phone and IP LAN Gateway. This capacity will expand as the number of computers and the Internet users grows in China. The annual growth rate will be at least 30%. Since this product is new in the world, the company will also try its best to introduce it to the global market.

B.  Competitive analysis

     This  product  is  a  significant   innovation  of  Wintech.  There  is  no
competition to this product yet.

Software Radio

     Software Radio is a programmable wireless communication signal processing hardware platform. With different algorithms, this general purpose platform can function as different communication systems. For example : GSM, CDMA, IMT2000 etc.

A. Market analysis

     In the global market, especially in China, mobile telecommunication has been growing rapidly driven by the needs of personal telecommunication. To better serve the ever growing demand of users, in addition to traditional voice signal, mobile telecommunication system must have the ability to transfer
E-mail, image, and other signals. Since different signal transmission requires different wireless transmission protocols, the equipment at the base station must have high programmability to meet the needs of new technology and new communication protocols. Traditional ASIC-based base station will not be able to meet the needs. Software Radio technology must be used. At the end of 1999, the number of mobile phone users in China has reached 50 million. Each Wintech software radio hardware Platform can handle 16 mobile users simultaneously. Therefore the market capacity for software radio hardware platform is approximately 3 million. This number will grow as the telecommunication industry grows. The annual growth rate should be no less than 30%.

B. Competitive Analysis

    At present, the market of Software Radio is still undeveloped. Chinese base station manufacturers are just begin to research the technology. According to our market research, Shenzhen Huawei Technology Company may start their own research and development in this area. Huawei Tech's advantage is that it has been successful in manufacturing and marketing of GSM base stations. Once they succeed in developing software radio technology, they can apply this technology in their own base station equipment. But as a hardware manufacturer, they will not release the technology to other manufacturers in the industry. Wintech's approach is different. Wintech will focus on the research and production of the software radio technology modules, and provide the modules to other communication equipment manufacturers to help them enter the next generation high performance base station market.

DSP General Purpose Platform

     DSP general purpose platforms, including DSP hardware platform and DSP algorithm, are designed for DSP engineers. Wintech is developing its DSP hardware platforms in three areas: telecommunication, image processing, and data acquisition. Wintech's algorithms include F.F.T. (Fast Fourier Transformation), Digital Filter, Adaptive Filter and Math Function Library.

A.  Market analysis

      According to the statistics of China Electronic Engineering Association, at the end of 1999, there were 5,000,000 electronic engineers in China. Among them, 200,000 were working on projects related to the DSP research and development. A typical project group usually consists of 4 to 5 members. This indicates that about 40-50 thousand DSP projects are underway in China every year. Each DSP project needs at least one DSP general purpose platform. Therefore, the market capacity for DSP general purpose platforms is at least 40-50 thousand sets per year. The demand for DSP general purpose platform will grow as the use of DSP technology increases. The estimated annual growth rate will be at least 30%.

     Besides providing development platforms to DSP engineers, Wintech also provides DSP general purpose platforms to DSP related product manufacturers through OEM agreement.

    Since the cost of technology development and production is much lower in China, Wintech's products are much more competitive compare with similar products in the global market. Wintech will leave no efforts to explore the global market.

B. Competition Analysis

     DSP General Purpose Platforms are technology intensive products and are hard to develop. Our market research shows that there is no competition in China at this point. Our main competition comes from DSP manufactures from foreign countries. At the same quality level, Wintech products is only priced at 30-50% of the price the foreign products. It is also very hard for the foreign manufacturers to compete with Wintech in providing local technical support and onsite services.

     Currently, the customs tariff for imported DSP general purpose platforms is only 6%. China's entry into WTO will not increase the competitiveness of foreign DSP products. But it will enhance Wintech's ability to enter the global market.

3.3.  DSP Tools Market and Competitive Analysis

     DSP tools are systems with the functions of DSP emulation, debugging, experimenting, etc., designed for DSP engineers and DSP college courses. By the usage, DSP tools can be divided into DSP emulation system and DSP experimental development system.

 DSP Emulation System

     DSP emulation system is a necessary tool for DSP engineers. Wintech's DSP emulation system consists of DSP hardware emulator, source code debugging, and related assemble and link software. It can be divided into PCI port, EPP port and ISA slot system. Each of them supports TMS320 series emulation.

A.       Market analysis

         As mentioned above, there were 200,000 DSP engineers in China working on 40,000 -- 50,000 DSP projects each year. About 10% of these projects are DSP hardware development projects. Others are software development projects and algorithm research projects. Engineers working in DSP hardware development projects must use DSP emulation development tools. According to the projection of China Signal Processing Association, the demand for DSP development tool will be 4000 sets in 2000. As DSP market grow in China, DSP related projects will increase at rapid pace. Further note that some DSP general purpose platform based software development projects need DSP emulation tool for real time testing. Also since DSP chips and software are constantly been upgraded, new demand for DSP development tools are constantly created. Considering all the above factors, DSP development tool market demand in China should increase at the rate of 50%.

B. Competitive analysis

     The competitors in the DSP emulation system market are Seed Corporation of China and some foreign companies. For foreign companies, the price of their products is 4-5 times higher than that of the same domestic products. And it is very hard for them to provide follow up services. Therefore, the market share of foreign products is very low.

     Seed is successful in marketing IC that goes with DSP emulation system. However, due to the lack of technology development capability, Seed has stopped research and development and is only focusing on IC marketing. At present, it only markets low level emulation tools and only carries ISA bus port system.

 DSP  Experimental  Development System

     Wintech's DSP experimental developmental system is a comprehensive system designed for DSP higher college courses and experiments. Based on Wintech's high-end PCI emulation development system, the DSP experimental developmental system adapted virtual instrument technology, virtual analog oscillograph, spectrum analyzer, signal generator, etc.. This product is yet another innovation by Wintech, and it is the first such system in the world.

A. Market Analysis

     As DSP technology gets used in more and more areas, DSP has become required basic knowledge for future electronic engineers. Therefore, all high education institutions are listing DSP as a required course for EE students. Since DSP is a practical technology, lab courses are necessary. Therefore, there is an urgent need to establish DSP labs in those schools.

    According to the statistics of Chinese Ministry of Higher Education, there are more than 1000 high education institutions in China. Each institution in average provides at least three majors related to EE and each major in average has 30 students. In another word, 3000 DSP labs are needed for Chinese high education institutions. The lab guide issued by Ministry of Education requires that each set of experiment device can only be shared by no more than two students. Thus about 45,000 sets of DSP Experiment System will be needed. This number does not include the needs of some research institutes for research and training purpose.

B. Competition Analysis

     DSP experimental development system is Wintech's innovation. There is no competition at this point.

DSP Service and Electronic Engineering (EE) Web Sites

     DSP Service includes the publishing of DSP related information, providing continuing education for DSP engineers and DSP customer design projects.

     Wintech will provide these service through the Internet. It has established two DSP web sites: www.DSP.com.cn and www.DSPChina.com and plans to expand these two sites to cover all electronic engineering subjects, making them the largest we sites for electronic engineering professionals.

Risk Analysis

     Wintech has the best products in DSP Solution, DSP Tools, and DSP Service. Some of them are Wintech's own innovations. The biggest risk the company is facing is the lack of funding. Without sufficient funding to carry out its business plan, it may miss out the opportunity to dominate the DSP market.

New management team of the Company is:

Yonghong Dong,  B.S. in Electronic Engineering, Peking University

August, 1996 --- Present

President, Wintech Science and Technology Development Corp.

1. In charge of over all product series planning. Maintain company's focus on DSP business;
2.   In charge of product research and development;
3. Successfully led the company's innovation in DSP market and made Wintech the leader in Chinese DSP market in short amount of time;
4. Established advanced management system. Pushing the company to conduct business on Intranet/Internet and to adopt "B to B" e-commerce business model between the company and its agents.

August 1994 ----- August, 1996 Technical Manager, Chief Engineer, Beijing Taidishen Technology Development Corp.

1.       In charge of technology development and management;
2.       Obtained several DSP development contracts.

September, 1989 ----- August, 1994
Chief Designer, Beijing Communication Technology Research Institute

       In charge of digital signal processing portion in several national key communication projects. Was the youngest DSP expert in the institute.

Xiaoming Chen, B.S.  Industrial Engineering

1999 ----- Present

Administrative Supervisor,  Wintech Science and Technology Development Corp.

1997 ----- 19999

President, Beijing Mindi Science and Technology Development Co., Ltd.

        Focused on telecommunication system and computer system integration.

1993 ----- 1997

Director, President, Beijing ReiCi  Communication System Development Co. Ltd.

         Communication    terminal   equipment   technology    development   and
import/export.

Mingrong Li,  M.S. , Peking University

October, 1999 -----  Present

Marketing Department Manager, Wintech Science and Technology Development Corp.

August, 1993 ----- September, 1999
President, Beijing Chang An Hudsons  Electronic Co. Ltd
         Market video signal processing and teleconference system to both domestic and international clients.

Baoling Zheng, MBA

November, 1999--- Present

Financial Department Manager, Wintech Science and Technology Development Corp.

November, 1998--- November, 1999
Vice President, Beijing New Ort Group

November, 1996 ----- November, 1998
Vice President, Beijing Yadu Group

Yihe Wan , M.S. , North-West Telecommunication University

May, 2000 ---- Present

   Technology Department Manager, Wintech Science and Technology
September, 1984---April, 2000
  Jiangxi Wireless Factory

   Engaged in researching and developing the products of the communication system, as vice-chief engineer, and as chief director for Tsingha Tongfang number 713 factory designing institute.

September, 1980____Augest , 1984
   Study for B.S. in North-West Telecommunication University

Item 3. Not Applicable.

Note 4. Not Applicable.

Item 5. Not Applicable.

Item 6. Not Applicable.

Item 7. Financial Statements and Exhibits.

         The financial statements and pro forma financial information required to be submitted with this Form 8-K will be filed by amendment within 45 days of the date that this form is filed. Enclosed is the unaudited balance sheet for the years ending December1998 and 1999.


                               Balance Sheet

                                 1999                1998

CURRENT ASSETS

Cash on hand                     131,402.99           4,742.93
Cash in bank                     151,546.51          51,134.61
Accounts receivable              133,928.50          16,956.00
Advances to suppliers               (118.08)           (340.00)
Prepaid expenses                   4,250.00           4,100.00
Inventory                        133,260.92          67,448.99
Other receivables                     20.00              20.00
                                                  -                  -
                                                  -                  -
Total current assets             554,290.84         144,062.53
                                                  -                  -
                                                  -                  -
FIXED ASSETS                                      -                  -
Cost                              52,789.28          22,685.18
Less:Accumulated
depreciation                      12,453.99           5,458.87
                                                  -                  -
Net value                         40,335.29          17,226.31
                                                  -                  -
                                                  -                  -
                                                  -                  -
                                                  -                  -
TOTAL ASSETS                     594,626.13         161,288.84

                   LIABILITIES AND
                   OWNERS' EQUITIES


                                          1999        1998

CURRENT LIABILITIES

Short-term loans                          33,000.00   3,000.00
Accounts payable                          13,372.47   5,141.57
Accrued payroll                            8,100.00         -
Accrued wellfare                              10.33      10.33
Taxes payable                             19,634.16  16,563.87
Advances from customer                    14,137.20   7,477.40
Other payable to government                  605.94     464.53
                                                  -          -
                                                  -          -
Total current liabilities                 88,860.10  32,657.70
                                                  -          -
                                                  -          -
OWNER'S EQUITY                                    -          -
Paid-in capital                           50,000.00  50,000.00
Capital surplus                                   -          -
Reserve fund                                      -          -
Undistributed profits           455,766.02           78,631.14
                                                  -          -
Total owners' equities          505,766.03          128,631.14
                                                  -          -
       TOTAL LIABILITIES

      AND OWNERS' EQUITY                          -          -
                                         594,626.13 161,288.84


         Filed herewith as Exhibit No. (2) is the Plan of Reorganization.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temple Summit Financial Projects, Inc
/s/ Yonghong Dong

---------------------------------
Yonghong Dong/President

Exhibits

2.1. Agreement and Plan of Reorganization between Temple Summit FInancial Projects, Inc., and Beijing Wintech Science and Development Technology Corp. Ivory, dated July 25, 2000.
*3.1.Articles  of  Incorporation  of Beijing  Wintech  Science  and  Development
     Technology Corporation, Inc.
*3.2.By-Laws of Beijing Wintech Science and Development Technology  Corporation,
     Inc.
*27.1. Financial Data schedule.

* Items to be filed by amendment